                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. Kevin Dunnigan, Fred R. Jones, Jerry Kronenberg, and each of them, his or her true and lawful attorney or attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the SEC Form 10-K of Thomas & Betts Corporation for the year 1995, and any and all amendments and/or exhibits thereto, and to file the same and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Signature                         Title                     Date
      ---------                         -----                     ----
/s/ T. Kevin Dunnigan                   Chairman of the Board,    March 7, 1996
-------------------------------         Chief Executive
 T. Kevin Dunnigan                      Officer and Director

/s/ Clyde R. Moore                      President, Chief          March 7, 1996
-------------------------------         Operating Officer
 Clyde R. Moore                         and Director

/s/ Fred R. Jones                       Vice President-           March 7, 1996
-------------------------------         Finance and Treasurer
 Fred R. Jones

/s/ Jerry Kronenberg                    Vice President-           March 7, 1996
-------------------------------         General Counsel
 Jerry Kronenberg

/s/ Raymond B. Carey, Jr.               Director                  March 7, 1996
-------------------------------
 Raymond B. Carey, Jr.

/s/ Ernest H. Drew                      Director                  March 7, 1996
-------------------------------
 Ernest H. Drew

/s/ Jeananne K. Hauswald                Director                  March 7, 1996
-------------------------------
 Jeananne K. Hauswald

/s/ Thomas W. Jones                     Director                  March 7, 1996
-------------------------------
 Thomas W. Jones

/s/ Robert A. Kenkel                    Director                  March 7, 1996
-------------------------------
 Robert A. Kenkel

/s/ Kenneth R. Masterson                Director                  March 7, 1996
-------------------------------
 Kenneth R. Masterson

/s/ J. David Parkinson                  Director                  March 7, 1996
-------------------------------
 J. David Parkinson

/s/ Ian M. Ross                         Director                  March 7, 1996
-------------------------------
 Ian M. Ross

/s/ William H. Waltrip                  Director                 March 21, 1996
-------------------------------
 William H. Waltrip



                                     EX24-1